Exhibit 10.1

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of April 15, 2019, is entered into by and among GRAY & COMPANY, an Oregon corporation (“Buyer”) and the shareholders of PARADISE, INC., a Florida corporation (the “Company”) identified as the signatories hereto (collectively, the “Principal Shareholders,” and each a “Principal Shareholder”). Buyer and the Principal Shareholders are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, in connection with the execution of this Agreement, Buyer and the Company are entering into an Asset Purchase Agreement, dated as of April 15, 2019, by and among Buyer and the Company, as amended from time to time in accordance with the terms thereof (the “Asset Purchase Agreement”), which provides for, among other things, the sale, transfer, conveyance and assignment by the Company to Buyer of all the specified assets of the Company in the Business (as defined in the Asset Purchase Agreement) in accordance with the terms of the Asset Purchase Agreement;

WHEREAS, in order to induce Buyer to enter into the Asset Purchase Agreement, each Principal Shareholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of common stock, par value $0.30 per share, of the Company (“Company Common Stock”) Beneficially Owned by each Principal Shareholder and set forth below such Principal Shareholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”); and

WHEREAS, as a condition to its willingness to enter into the Asset Purchase Agreement, Buyer has required that the Principal Shareholders, and each Principal Shareholder has agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.             Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a)          “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(b)          “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

2.            Representations of Principal Shareholders. Each Principal Shareholder represents and warrants as follows:

(a)          Ownership of Shares. Principal Shareholder: (i) is the Beneficial Owner of all of the Original Shares free and clear of all Encumbrances, other than those created by this Agreement; and (ii) has the sole voting power over all of the Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Principal Shareholder is a party relating to the pledge, disposition, or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)          Disclosure of All Shares Owned. Principal Shareholder does not Beneficially Own any shares of Company Common Stock other than the Original Shares.

(c)          Power and Authority; Binding Agreement. Principal Shareholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully Principal Shareholder’s obligations hereunder (including the proxy described in Section 3(b) below). This Agreement has been duly and validly executed and delivered by Principal Shareholder and constitutes the legal, valid, and binding obligation of Principal Shareholder, enforceable against Principal Shareholder in accordance with its terms.

(d)          No Conflict. None of the execution and delivery of this Agreement by Principal Shareholder, the consummation by Principal Shareholder of the transactions contemplated hereby, or compliance by Principal Shareholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument or Law applicable to Principal Shareholder or to Principal Shareholder’s property or assets.

(e)          No Consents. No consent, approval, Governmental Order, or authorization of, or registration, declaration, or filing with, any Governmental Authority or any other Person on the part of Principal Shareholder is required in connection with the valid execution and delivery of this Agreement. No consent of Principal Shareholder’s spouse is necessary under any “community property” or other laws in order for Principal Shareholder to enter into and perform its obligations under this Agreement.

(f)          No Litigation. There is no Action pending against, or, to the knowledge of Principal Shareholder, threatened against or affecting, Principal Shareholder that would reasonably be expected to materially impair or materially adversely affect the ability of Principal Shareholder to perform Principal Shareholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

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3.            Agreement to Vote Shares; Irrevocable Proxy.

(a)          Agreement to Vote and Approve. Principal Shareholder agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof, to vote or cause the holder of record to vote the Shares: (i) in favor of (1) the Asset Purchase Agreement, the sale of assets provided for therein and the consummation of the transactions contemplated thereby (the “Transaction”) and (2) any proposal to adjourn or postpone such meeting of Shareholders of the Company to a later date if there are not sufficient votes to approve the Transaction; and (ii) against (1) any Acquisition Proposal, Seller Acquisition Agreement, or any of the transactions contemplated thereby, and (2) any action, proposal, transaction, or agreement which would reasonably be expected to result in a breach of any obligation or agreement of Seller under Section 6.01 of the Asset Purchase Agreement or of any covenant, representation or warranty, or any other obligation of Shareholder under this Agreement.

(b)          Irrevocable Proxy. Principal Shareholder hereby appoints Buyer and any designee of Buyer, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Principal Shareholder under this Agreement. Principal Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Principal Shareholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by Principal Shareholder with respect to the Shares. The power of attorney granted by Principal Shareholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of Principal Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4.            No Voting Trusts or Other Agreements. Principal Shareholder agrees that during the term of this Agreement Principal Shareholder will not, and will not permit any entity under Principal Shareholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Buyer.

5.            Transfer and Encumbrance. Principal Shareholder agrees that during the term of this Agreement, Principal Shareholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise), or encumber (“Transfer”) any of the Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Principal Shareholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Principal Shareholder to any member of Principal Shareholder’s immediate family, or to a trust for the benefit of Principal Shareholder or any member of Principal Shareholder’s immediate family, or upon the death of Shareholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Buyer, to be bound by all of the terms of this Agreement.

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6.            Additional Shares. Principal Shareholder agrees that all shares of Company Common Stock that Principal Shareholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

7.            Termination. This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Closing; (b) the date on which the Asset Purchase Agreement is terminated in accordance with its terms; (c) the termination of this Agreement by mutual written consent of the Parties; (d) an amendment of the Asset Purchase Agreement, without the prior consent of the Principal Shareholder, that affects the economics or material terms of the Asset Purchase Agreement in a manner that is adverse to the Company or its shareholders, and (e) a Seller Adverse Recommendation Change. Nothing in this Section 7 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

8.            No Solicitation. Subject to Section 9, Principal Shareholder shall not: (a) directly or indirectly solicit, seek, initiate, knowingly encourage, or knowingly facilitate any inquiries regarding, or the making of, any submission or announcement of a proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; (b) directly or indirectly engage in, continue, or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other Person any information in connection with or for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; (c) enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar arrangement with respect to an Acquisition Proposal; (d) solicit proxies with respect to an Acquisition Proposal (other than the Transaction and the Asset Purchase Agreement); or (e) initiate a vote of the Company’s Shareholders with respect to an Acquisition Proposal. Notwithstanding the foregoing, Principal Shareholder may (and may permit its Affiliates to) participate in discussions and negotiations with any Person making an Acquisition Proposal if: (i) the Company is engaging in discussions or negotiations with such Person in accordance with Section 6.03 of the Asset Purchase Agreement; and (ii) Principal Shareholder’s negotiations and discussions are in conjunction with and ancillary to the Company’s discussions and negotiations.

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9.            No Agreement as Director or Officer. Principal Shareholder makes no agreement or understanding in this Agreement in Principal Shareholder’s capacity as a director or officer of the Company and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Principal Shareholder in Principal Shareholder’s capacity as such a director or officer, including in exercising rights under the Asset Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict Principal Shareholder from exercising Principal Shareholder’s fiduciary duties as an officer or director to the Company or its shareholders.

10.          Further Assurances. Principal Shareholder agrees, from time to time, at the reasonable request of Buyer and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

11.          Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Principal Shareholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

12.          Specific Performance. Each Party hereto acknowledges that it may be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party may not have an adequate remedy at Law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at Law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

13.          Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties hereto. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

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14.          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 14):

If to Buyer:	Seneca Foods Corporation 3736 South Main Street Marion, New York 14505 E-mail: jexner@senecafoods.com Attention: John D. Exner
with a copy to:	Bond, Schoeneck & King, PLLC 200 Delaware Avenue, Suite 900 Buffalo, New York 14202 E-mail: mdonlon@bsk.com Attention: Michael C. Donlon
If to Principal Shareholder:	To the address, email address, or facsimile number set forth for Principal Shareholder on the signature page hereof.
With a copy to	Hill Ward Henderson 101 East Kennedy Boulevard, Suite 3700 Tampa, Florida 33602 E-mail: dave.felman@hwhlaw.com Attention: David S. Felman

15.          Miscellaneous.

(a)          Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

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(b)          Submission to Jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Chancery Court, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the Federal courts of the United States of America or other courts of the State of Delaware. Each of the Parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 14 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 15(b); (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action, or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(b).

(d)          Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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(e)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)          Section Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(g)          Assignment. Neither Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that Buyer may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 15(g) shall be null and void.

(h)          No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

GRAY & COMPANY

By:
Name:	Timothy J. Benjamin
Title:	Treasurer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: Street Address: City/State/Zip Code: Email:

[Signature Page to Voting Agreement]